Exhibit 3.1

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

TRANSCRYPT INTERNATIONAL, INC.

This Second Amended and Restated Certificate of Incorporation of Transcrypt International, Inc. (the “Corporation”) supersedes and replaces in its entirety the existing First Amended and Restated Certificate of Incorporation of the Corporation which were filed pursuant to Section 24 of the Delaware General Corporation Law on June 14, 1996. The undersigned, being the Secretary of the Corporation, hereby certifies that this Second Amended and Restated Certificate of Incorporation has been duly adopted by the Board of Directors of the Corporation and approved by the holders of at least seventy-five percent of the outstanding stock of the Corporation in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

ARTICLE I

The name of the Corporation is Transcrypt International, Inc.

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19805, and the name of its registered agent at the address of the Corporation’s registered office is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

Section 4.1 The Corporation is authorized to issue three classes of shares designated, respectively, “Common Stock,” “Non-Voting Common Stock” and “Preferred Stock.” The number of shares of Common Stock which the Corporation is authorized to issue is nineteen million four hundred thousand (19,400,000) shares, par value $0.01 per share. The number of shares of Non-Voting Common Stock which the Corporation is authorized to issue is six hundred thousand (600,000) par value $0.01 per share. The number of shares of Preferred Stock which the Corporation is authorized to issue is three million (3,000,000) shares, par value $0.01 per share. All issued and outstanding shares of Non-Voting Common Stock will become Common Stock when it ceases to be owned by First Commerce Bancshares, Inc., its subsidiaries or affiliates, or any of their successors and the Corporation will have the authority to issue twenty million (20,000,000) shares of Common Stock, all of which will be voting Common Stock.

Section 4.2 Holders of shares of Common Stock shall be entitled to one vote for each share of Common Stock held of record by such holder and shall be entitled to vote with respect to all matters as to which a stockholder of a Delaware corporation would be entitled to vote. Subject to the rights of the Preferred Stock holders, if any, the holders of the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes and to receive notice of any meeting of stockholders, except as otherwise required by law.

Section 4.3 Holders of shares of Non-Voting Common Stock shall not be entitled to vote on any matters which come before the stockholders except as otherwise expressly provided by law, in which case, each holder of shares of Non-Voting Common Stock shall be entitled to one vote for each share of Non-Voting Common Stock held. In all other respects, each holder of shares of Non-Voting Common Stock shall possess all of the same rights as the holders of shares of Common Stock including, without limitation, with respect to notices of meetings, dividends, and liquidation.

Section 4.4 Shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration as the Board of Directors may determine, without further action by the holders of the outstanding shares of Common Stock or Preferred Stock, if any. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

Section 4.5 The Corporation shall be entitled to treat the person in whose name any share of its Common Stock, Non-Voting Common Stock or Preferred Stock, is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

ARTICLE V

Subject to the rights, if any, of holders of any series of Preferred Stock, the Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities or property, rights entitling the holders thereof to purchase from the Corporation shares of stock or other securities of the Corporation or any other corporation. The times at which and the terms upon which such rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence such rights. The authority of the Board of Directors with respect to such rights shall include, but not be limited to, determination of the following:

(a) the initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights;

(b) provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other stock or other securities of the Corporation;

(c) provisions which adjust the number or exercise price of such rights, or amount or nature of the stock or other securities or property receivable upon exercise of such rights, in the event of a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation’s stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other part or parties thereto of the obligations of the Corporation under such rights;

(d) provisions which deny the holder of a specified percentage of the outstanding stock or other securities of the Corporation the right to exercise such rights and/or cause the rights held by such holder to become void;

(e) provisions which permit the Corporation to redeem such rights; and

(f) the appointment of a rights agent with respect to such rights.

ARTICLE VI

In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors is expressly authorized to adopt, repeal, alter or amend the Bylaws of the Corporation by the affirmative vote of 60% or more of the entire Board of Directors. In addition to any requirements of law and any provision of this Certificate of Incorporation, the stockholders of the Corporation may adopt, repeal, alter or amend any provision of the Bylaws upon the affirmative vote of the holders of 75% or more of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of directors.

ARTICLE VII

Section 7.1 The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by this Certificate of Incorporation directed or required to be exercised or done by the stockholders.

Section 7.2 (a) Subject to the rights, if any, of holders of any series of Preferred Stock, the number of directors constituting the Board of Directors shall be set forth in or pursuant to the Bylaws of the Corporation, but shall not be less than five (5) nor more than fifteen (15).

(b) On the day following the date on which a registration statement filed by the Corporation with the Securities and Exchange Commission is first declared effective under the Securities Act of 1933, as amended (the “Effective Date”), subject to the rights, if any, of holders of any series of Preferred Stock, the directors, other than those who may be elected by any series of Preferred Stock, shall be classified with respect to the time for which they severally hold office, into three classes, designated Classes I, II and III, which shall be as nearly equal in number as possible. The directors of Class I shall hold office for an initial term expiring at the first annual meeting of stockholders to be held after the Effective Date. The directors of Class II shall hold office for an initial term expiring at the second annual meeting of stockholders to be held after the Effective Date. The directors of Class III shall hold office for an initial term expiring at the third annual meeting of stockholders to be held after the Effective Date. At each annual meeting of stockholders following such initial classification and election, the respective successors of each class shall be elected for three-year terms. Subject to the rights, if any, of holders of any series of Preferred Stock, after the election or appointment of a director, the holders of a majority of the shares then entitled to vote generally for the election of directors may remove such director or the entire Board of Directors, but only for cause. Not less than two of the directors shall be persons who are not officers or employees of the Corporation or who are not beneficial owners of a controlling interest in the Corporation.

Section 7.3 Subject to the rights, if any, of holders of any series of Preferred Stock, advance notice of nominations for elections for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

Section 7.4 Subject to the rights, if any, of holders of any series of Preferred Stock, vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, remove from office or other cause and newly created directorships resulting from any increase in the authorized number of directors shall be filled in the manner provided in the Bylaws of the Corporation.

ARTICLE VIII

Section 8.1 A director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any break of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware or (d) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

Section 8.2 Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or the Corporation existing at the time of such repeal or modification.

ARTICLE IX

A director of the Corporation, in determining what he or she reasonably believes to be in the best interests of the Corporation, shall consider the interests of the Corporation’s stockholders and, in his discretion, may consider and of the following:

(a) the interests of the Corporation’s employees, independent contractors, agents, suppliers, creditors and customers;

(b) the economy of the nation;

(c) community and societal interests; and

(d) the long-term as well as short-term interests of the Corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the Corporation.

ARTICLE X

Section 10.1(a) Subject to the rights, if any, of holders of any series of Preferred Stock, cumulative voting for the election of directors shall not be permitted.

(b) Subject to the rights, if any, of holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied.

(c) The provisions of paragraphs (a) and (b) of this Section 10.1 shall not take effect until the day following the Effective Date.

Section 10.2(a) Except as otherwise required by law and subject to the rights, if any, of holders of any series of Preferred Stock, special meetings of stockholders, for any purpose or purposes, may only be called (i) by the Chairman of the Board, (ii) the Chief Executive Officer or the President, (iii) by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of

Directors or (iv) at the written request of not less than 25% of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of directors.

(b) Election of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE XI

Subject to the rights, if any, of holders of any series of Preferred Stock, the Corporation reserves the right at any time and from time to time to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article XI; provided, however, that any amendment or repeal of Article VIII of this Certificate of Incorporation shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal, and provided, further, that Articles V, VI, VII, VIII, IX, X, and XI of this Certificate of Incorporation shall not be amended, altered, changed or repealed without the affirmative vote of the holders of at least 75% of the then outstanding stock of the Corporation entitled to vote generally in the election of directors.

ARTICLE XII

The name and address of the incorporator is Steven W. Seline, 1650 Famam Street, Omaha, Nebraska, 68102.

IN WITNESS WHEREOF, Rebecca L. Schultz, Secretary of the Corporation, has caused this Second Amended and Restated Certificate of Incorporation to be executed this 30th day of September, 1996.

/s/ Rebecca L. Schultz
Rebecca L. Schultz, Secretary

CERTIFICATE OF AMENDMENT OF

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

TRANSCRYPT INTERNATIONAL, INC.

a Delaware Corporation

Transcrypt International, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.	That Section 4.1 of the Certificate of Incorporation of the Corporation is amended to read in full as follows:

“The Corporation is authorized to issue three classes of shares designated, respectively, “Common Stock,” “Non-Voting Common Stock” and “Preferred Stock.” The number of shares of Common Stock which the Corporation is authorized to issue is twenty-five million (25,000,000) shares, par value $0.01 per share. The number of shares of Non-Voting Common Stock which the Corporation is authorized to issue is six hundred thousand (600,000), par value $0.01 per share. The number of shares of Preferred Stock which the Corporation is authorized to issue is three million (3,000,000) shares, par value $0.01 per share. Each issued share of Non-Voting Common Stock will become Common Stock when it ceases to be owned by First Commerce Bancshares, Inc., its subsidiaries or affiliates, or any of their successors.”

2. That said amendment has been duly adopted in accordance with Sections 242 and 222 of the Delaware General Corporation Law (“DGCL”) by:

(a)	the adoption of resolutions of the Board of Directors of the Corporation; and

(b)	the adoption of resolutions by the holders of a majority of the outstanding shares of capital stock entitled to vote thereon.

IN WITNESS WHEREOF, said TRANSCRYPT INTERNATIONAL, INC. has caused this Certificate of Amendment to be signed by Michael E. Jalbert and R. Andrew Massey, its President and Corporate Secretary, respectively.

/s/ Michael E. Jalbert
Michael E. Jalbert
Chairman and Chief Executive Officer

/s/ R. Andrew Massey
R. Andrew Massey
Corporate Secretary

CERTIFICATE OF AMENDMENT OF

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

TRANSCRYPT INTERNATIONAL, INC.

a Delaware Corporation

Transcrypt International, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. Article 1 of the Second Amended and Restated Certificate of Incorporation of the Corporation is amended to read in full as follows:

“The name of the Corporation is EFJ, Inc.”

2. That said amendment has been duly adopted in accordance with Sections 242 and 222 of the Delaware General Corporation Law (“DGCL”) by:

(a) the adoption of resolutions of the Board of Directors of the Corporation;

And

(b) the adoption of resolutions by the holders of a majority of the outstanding shares of capital stock entitled to vote thereon.

IN WITNESS WHEREOF, said TRANSCRYPT INTERNATIONAL, INC. has caused this Certificate of Amendment to be signed by Michael E. Jalbert and R. Andrew Massey, its President and Corporate Secretary, respectively.

/s/ Michael E. Jalbert
Michael E. Jalbert, President

/s/ R. Andrew Massey
R. Andrew Massey, Corporate Secretary

CERTIFICATE OF AMENDMENT OF

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

EFJ, INC.

A Delaware Corporation

EFJ, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. Section 4.1 of the Second Amended and Restated Certificate of Incorporation of the Corporation is amended in full to read as follows:

“The Corporation is authorized to issue two classes of shares designated, respectively, “Common Stock” and “Preferred Stock.” The number of shares of Common Stock which the Corporation is authorized to issue is fifty million (50,000,000) shares, par value $0.01 per share. The number of shares of Preferred Stock which the Corporation is authorized to issue is three million (3,000,000) shares, par value $0.01 per share.”

2. That said amendment has been duly adopted in accordance with Sections 242 and 222 of the Delaware General Corporation Law (“DGCL”) by:

(a) the adoption of resolutions of the Board of Directors of the Corporation; and

(b) the adoption of resolutions by the holders of a majority of the outstanding shares of capital stock entitled to vote thereon.

IN WITNESS WHEREOF, said EFJ, Inc. has caused this Certificate of Amendment to be signed by Michael E. Jalbert and R. Andrew Massey, its President and Corporate Secretary, respectively.

/s/ Michael E. Jalbert
Michael E. Jalbert, Chairman, CEO and President

/s/ R. Andrew Massey
R. Andrew Massey, Corporate Secretary